10.41



                              BRANCH AGREEMENT AND
                            AMENDMENT TO IC AGREEMENT


         THIS AGREEMENT made as of this ___ day of January, 2003 by and among vFinance Investments, Inc. (the "Company") with principal offices located at 3010 N. Military Trail, Suite 300, Boca Raton, FL 33431; JSM Capital Holding Corp, ("JSM") a Delaware Corporation with principal offices located at 595 Madison Ave, New York, N. Y. 10022; and John S. Matthews (the "Independent Contractor"), an individual located at the same address as JSM.


                                   WITNESSETH:


WHEREAS, the Company and the Independent Contactor entered into that certain independent contractor agreement dated as of December 19, 2002 (the "IC Agreement") under which, the existing retail brokerage operations owned by JSM are to be managed by the Independent Contractor for the benefit of JSM as an independent contractor office of the Company; and

WHEREAS, the Company maintains its own retail brokerage operations, including certain assets and liabilities associated therewith, ("Branch Operations") at branch offices located at the addresses set forth in Schedule A hereto and desires to enter into an agreement pursuant to which it will sell, convey and transfer such Branch Operations to JSM in accordance with, and subject to, the terms of this Agreement to be operated, owned and managed by JSM under the direction and supervision of the Independent Contractor; and

WHEREAS, JSM desires to acquire the Branch Operations subject to the terms of this Agreement and to issue in exchange therefore, shares of common voting stock in JSM; and

WHEREAS, as consideration for JSM's agreement to acquire the Branch Operations and to enter into the IC Agreement, the Company has agreed to issue to JSM a warrant to purchase one million shares of its common stock in accordance with the terms of the warrant attached hereto as Schedule C ("Warrant");and

WHEREAS, the parties hereto have executed the IC Agreement as of December 19, 2002 and desire to amend and supplement such agreement, inter alia, in contemplation of the transfer of the Branch Operations to JSM and to set forth the terms and conditions of such transfer including provisions addressing the terms under which the Branch Operations will be managed by the Independent Contractor.

         NOW THEREFORE, in consideration of the mutual promises and premises contained herein, the parties hereto agree as follows.

1. Defined Terms. Capitalized terms, unless defined herein, shall have the meaning ascribed to them in the IC Agreement.

2.  Transfer of Branch Operations.

         a. Subject to the provisions hereof, on the later to occur of (i) February 15, 2003 or (ii) the date on which the parties have secured any and all necessary approvals from all applicable Federal, State and local regulatory agencies or authorities and clearing firms (the later of such dates being referred to as the "Effective Date"), in exchange for the Shares (hereinafter defined), the Company shall sell, assign convey and transfer to JSM all assets necessary for, or incident to, the operation of the Branch Operations ("Assets") including but not limited to all customer accounts for any and all retail brokerage accounts serviced by registered representatives at the Branch Operations ("Transferred Accounts"), all books and records pertaining to the Transferred Accounts, all funds or securities held for the benefit of such Transferred Accounts; wire codes pertaining the Branch Operations, and such other assets as may be necessary for the operation of the Branch Operations as they currently exist. Those registered representatives and other employees currently located at the Branch Operations who are necessary for the effective operation of the Branch Operations and who are listed on the attached Schedule B ("Transferred Personnel"), shall be deemed employees of JSM as at the Effective Date notwithstanding the mechanics of their compensation as set forth in the IC Agreement. The Transferred Personnel shall come under the direct and exclusive supervision and control of the Independent Contractor on the Effective Date.

         b. JSM and the Independent Contractor hereby agree to honor the agreements (including without limitation, payouts, bonuses, splits, overrides, expense reimbursements and staff support) between the Company and the Transferred Personnel which are described in Schedule 7(d) and further described or reflected in the books and records of the Company as of the date hereof including, without limitation, written agreements between the Company and the Transferred Personnel as of the date hereof which the parties hereto agree have been made available to JSM and the Independent Contractor for their review. The parties further agree that all forgivable loans on the books and records of the Company as of the date hereof shall remain assets of the Company. JSM and Independent Contractor agree to use their best efforts to cause such Transferred Personnel to honor such forgivable loans as well as any other existing obligations of such Transferred Personnel or loans by the Company to such Transferred Personnel as reflected on Schedule 7(d) or otherwise reflected in the books and records of the Company as of the date hereof. JSM and Independent Contractor agree that commission amounts due to such Transferred Personnel pursuant to their applicable agreements which are payable through the IC Agreement may be offset by the Company.

         c. The parties hereto agree that upon the termination or non-renewal of the IC Agreement, (i) Transferred Personnel may elect to return to the Company as employees without any potential legal or regulatory claim against the Company by JSM or the Independent Contractor or obligation or payment by the Company to JSM or the Independent Contractor, and
         (ii) for a period of one year following such termination, the Company will not, directly or indirectly, solicit or induce any employee, consultant, or registered representative that is employed by, or under the supervision of, JSM or Independent Contractor, other than Transferred Personnel, to leave his or her employment or to otherwise sever their relationship with JSM or the Independent Contractor.

         d. JSM and the Independent Contractor agree the expansion and growth of their business will be limited to New York City, Long Island, the New York counties immediately surrounding and including New York City, the New Jersey counties of Bergen, Essex and Hudson, and the current leaseholds (or successor locations thereto) located in Red Bank, N.J. and Boca Raton, FL (excluding independent contractors or branch offices of the Company)

3. Leaseholds. The parties understand that the physical office locations occupied by the Branch Operations ("Leaseholds") will be shared by JSM and the Company from and after the Effective Date. Prior to the Effective Date, the Company and JSM will agree upon that portion of the space in each office location that is to be occupied by JSM exclusively which shall based on optimum occupancy of JSM/Independent Contractor personnel and a fixed number of Company personnel at such offices ("Segregated Offices") and the parties further agree to apply the same portion of the space that is to be shared ("Common Area"). The percentage of space to be allocated to JSM in each Leasehold after the Effective Date ("Occupancy Percentage"), and any personal property associated therewith, is set forth on Schedule A hereto and shall be deemed to include both Common Area and Segregated Area. On the Effective Date, JSM shall and does hereby sublet and shall pay to the Company on a timely basis pursuant to the terms of the applicable Leaseholds and underlying leases that portion of each of the Leaseholds represented by multiplying the applicable Occupancy Percentage by the amount of rent being paid under each respective Leasehold (reduced by any other third party subtenant income received by the Company with respect to such applicable Leasehold). For the purpose of providing a form of "rent concession" to JSM, notwithstanding the Occupancy Percentage set forth on Schedule A hereto applicable to the Leasehold in Red Bank, New Jersey, JSM shall be permitted to occupy no less than fifty percent of the Segregated Offices and Common Area from and after the Effective Date as if the Occupancy Percentage for the Red Bank Leasehold was no less than fifty percent from and after the Effective Date. The duration of the sublet shall be co-terminus with the underlying lease ("Lease") for each particular Branch Operation. No renewal options under any Lease shall be exercised by any party without the prior written consent of the other parties. Each party, at the request of the any other party, agrees to execute a sublease ("Sublease") for each Leasehold in form and substance reasonably satisfactory to all parties provided that such Subleases shall not be inconsistent with the terms and intent hereof. The rent under each Sublease shall be equal to the total rent (including any items of additional rent, CAM or other charges of any nature whatsoever payable to the landlord thereunder with respect to occupancy of the respective Leaseholds from and after the Effective
Date) payable under each Lease multiplied by the applicable Occupancy Percentage. Independent Contractor shall not be required to advance or post any security deposit under any of the Leases or Subleases and any deposit previously posted by the Company shall remain the property of the Company.

Each of the parties will cooperate with each other in the joint occupancy of the Leaseholds where applicable and both parties agree that the Occupancy Percentage for any Leasehold shall be adjusted at any time and from time to time by written agreement of the parties to reflect fair adjustments in the proportionate use and occupancy. The parties agree and understand that the Occupancy Percentage should only be changed as a result of:

a. Changes in the number of JSM/Independent Contractor personnel above optimum usage assuming there is no change above on the number of Company personnel on the date hereof; or


b. An increase in the number of Company personnel above the fixed number on the date hereof disproportionate to any increase above the optimum usage in the number of JSM/Independent Contractor personnel at a particular Leasehold.

c. Unless the parties shall otherwise agree, the space currently occupied by JSM at 595 Madison Ave. New York, N. Y. may be utilized by both the Company and JSM and as such shall be deemed one of the Leaseholds subject to the terms of the this Agreement; provided however, the rent payable by the Company for utilization of all or a portion of such space shall not exceed the rent the Company would have spent for comparable space in its existing offices at its New York City location.

JSM acknowledges that all of the furniture, fixtures and equipment located in the Leaseholds (other than any personal property located at the existing offices of JSM) including, but not limited to, the items of personal property listed on
Schedule 7(h) hereto, shall be retained by the Company but shall be leased to JSM for its use in, and as part of, the Leaseholds for no additional rent, for the term of the IC Agreement.

4. Operating Expenses. On and after the Effective Date, JSM shall pay and shall cause to be paid or reimbursed to the Company, as the case may be, its proportionate share of all operating expenses of the Branch Operations. The term "Operating Expenses" shall mean, and be limited to the following:

a. All salaries, commissions, payroll taxes, insurance and other items of compensation and expenses related thereto for all Transferred Personnel and any additional employees that may be hired to work for or to be shared by (with the Company) JSM/Independent Contractor after the Effective Date (hereinafter "Compensation Expense"). Compensation Expense for any employee whose services are shared by the Company and JSM/Independent Contractor shall be shared proportionately by the Company and JSM/Independent Contractor; provided that JSM shall not be responsible for any compensation expense for employees of the Company not utilized by JSM/Independent Contractor in whole or part. Unless the Company and JSM shall otherwise agree in writing, all personnel under the supervision and control of the Independent Contractor shall nevertheless be deemed employees of the Company for payroll and insurance purposes, and JSM shall reimburse the Company for any expenses related thereto.

b. All telephone and other telecommunication charges for the Branch Operations which shall be charged to JSM proportionately based upon the ratio of the number of JSM/Independent Contractor employees utilizing such services compared to the total number of individuals utilizing such services.

c. All ticket charges and fees and expenses normally paid by registered representatives under the supervision and control of the Independent Contractor which shall be paid in accordance with the IC Agreement.

d. All miscellaneous charges for the operation of the Branch Operations in the Leaseholds including such items as equipment maintenance services contracts, office supplies and utilities, all of which items shall be allocated and apportioned based upon actual usage where possible or, if not, based upon the ratio of the number of employees of JSM/Independent Contractor at a given Leasehold location compared to the total number of individuals occupying or utilizing such Leasehold.

e. The parties understand that the Independent Contractor is a majority shareholder and control person of JSM. As such, the Independent Contractor agrees that the Company shall be permitted to deduct from any commissions, fees or other payments due to the Independent Contractor by the Company under the IC Agreement any and all amounts due and owing to the Company by JSM under the terms of this Agreement. In such event, the Independent Contractor shall have no recourse or claim against the Company except through JSM and to the extent JSM would have a claim or recourse pursuant to the terms of this Agreement.

5. Liabilities. Neither JSM nor the Independent Contractor shall be liable for any costs, customer claims, customer account losses, expenses, claims, obligations or liabilities of any nature or description, direct or indirect, known or unknown, where such liabilities or claims arose from actions or omissions of any employee, registered representative, officer or director of the Company occurring prior to the Effective Date, or in any manner arose from operation or ownership of the Branch Operations prior to the Effective Date. The Company shall indemnify and hold harmless the Independent Contractor and JSM from and against any such claims or liabilities in accordance with the indemnification provisions set forth in Section 9 hereof. The Company shall not be responsible for any claims or liabilities arising from operation or ownership of the Branch Operations from and after the Effective Date and JSM shall indemnify and hold harmless the Company from and against any such claims or liabilities in accordance with the indemnification provisions set forth in
Section 9 hereof.

6. Issuance of Shares/Buy Back.

         (a) In exchange for the transfer of the Branch Operations as hereinabove set forth, JSM, on the Effective Date, shall issue and transfer to the Company shares of its common voting stock representing nineteen and nine-tenths percent (19.9%) of the total issued and outstanding common stock of JSM after giving effect to the issuance of the shares to the Company (such shares of common stock issued to the Company being referred to herein as the "Transfer Shares"). The Company shall have anti-dilution protection to maintain such nineteen and nine-tenths percent (19.9%) ownership interest upon the exercise of outstanding options or rights to acquire any of JSM's common stock which options or rights are outstanding as of the Effective Date. The Transfer Shares, when issued shall be deemed fully paid and non-assessable.

         (b) Upon the termination or non-renewal of the IC Agreement for any reason other than (i) the termination of the IC Agreement by the Independent Contractor due, in turn, to the termination of his employment agreement ("Employment Agreement") by the Company without Cause (as defined therein) or an occurrence of the Triggering Event described in Section 5(a)(3) of the Employment Agreement, (ii) the failure of the Company to agree to a renewal of the IC Agreement, on substantially similar terms, at the expiration of its term, for additional terms of not less than eighteen months each, or (iii) the termination of the IC Agreement by the Independent Contractor under
         Section 19 c). of the IC Agreement; then, and in such event, JSM shall repurchase the Transfer Shares at a cash purchase price equal to the greater of the following: (a) 1.5 times the net operating profits as defined by GAAP of JSM, determined in accordance with generally accepted accounting principles consistently applied, for its fiscal year ending immediately prior to the event requiring the purchase multiplied by 19.9%; or (b) 19.9% of the fair market value of JSM as of the end of such fiscal year determined by an accounting firm mutually agreeable to both parties (or, if the parties cannot agree upon an accounting firm, each party shall choose a firm and the value shall be determined by averaging the results obtained from both firms). Items
         (a) and (b) above shall be reasonably adjusted to reflect any Transferred Personnel who elect to be employed by the Company as described in Section 2 c. above.

         (c) In the event of a Change in Control as defined in the Employment Agreement, the Company shall have the right to purchase ("Purchase Option") the assets (excluding any stock or warrants to acquire stock in the Company) of JSM ("JSM Assets"), free and clear of any liens encumbrances or liabilities, pursuant to the following terms and conditions: for a purchase price equal to the sum of (x) the greater of
         (i) fair market value of the JSM Assets (valued as an asset sale of 100% of a going business concern), as of the end of the month following the month in which the option is exercised, determined by an accounting firm mutually agreeable to both parties (or, if the parties cannot agree upon an accounting firm, each party shall choose a firm and the value shall be determined by averaging the results obtained from both firms), or (ii) Two Million Seven Hundred Thousand Dollars ($2,700,000); plus (y) the total amount of money funded, by an individual or entity ("Investor") into JSM, whether in the form of debt or equity, from the date of this Agreement through the date of exercise of the Purchase Option plus an additional amount of money sufficient to yield to each such Investor an annualized internal rate of return equal to thirty percent. Concurrently with the closing on the acquisition of the JSM Assets, JSM shall purchase, and the Company shall re-convey to JSM, the Transfer Shares for an aggregate consideration of One Hundred Dollars ($100). The Purchase Option may be exercised by written notice to JSM received within ten days following a Change in Control ("Notice Period") if the Purchase Option is not exercised within the Notice Period, the option shall terminate and be of no further force of effect. Upon exercise of the Purchase Option, the purchase price for the JSM Assets shall be paid in immediately available funds within 10 days following the expiration of the Notice Period. The Purchase Option shall terminate upon termination or non-renewal of the IC Agreement for any reason. In the event the Purchase Option is not exercised within eighteen (18) months from the date hereof, the Two Million Seven Hundred Thousand Dollars ($2,700,000) shall increase quarterly on the first day of each succeeding quarter annual anniversary date at the rate of ten percent per annum compounded quarterly.

7.   Representations   of  the  Company.   The  Company   makes  the   following
representations that shall be true and accurate on the Effective Date:

         (a) Ownership of the Branch Operations. The Company owns all right, title and interest in and to all assets utilized in, or constituting part of, the Branch Operations being transferred to JSM hereunder ("Assets"), free and clear of all liens, security interests, claims and encumbrances whatsoever, and upon delivery to JSM, at the Effective Date, of the Branch Operations, JSM shall be the lawful owner of the Assets and Branch Operations, free and clear of all liens, security interests, claims and encumbrances whatsoever.

         (b)  Authority.  The Company has the absolute  and  unrestricted right, power, authority and capacity to execute and deliver this Agreement and all documents and instruments specified in it and to perform its obligations under this Agreement and under
              all  documents  and   instruments   specified  in  it  or
              contemplated by it. The execution, delivery and performance of this Agreement by the Company and all other agreements, documents and instruments specified herein have been duly authorized by all necessary action of the Company. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation of the transactions contemplated herein, will result in a breach or violation of, or default under, or conflict with, any law, rule, regulation, judgment, order, decree, mortgage,
              agreement,   indenture,   instrument  or arrangement  applicable
              to the Company. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated by this Agreement, shall (whether with or without notice or the passage of time or both) (i) result in the creation of any lien, security interest, charge, encumbrance or other similar right of any person upon the Assets, (ii) constitute a violation by the Company of any applicable law, rule or regulation of any jurisdiction, or (iii) violate or conflict with the Certificate of Incorporation or By-Laws of the Company.

         (c) Financial Information. Annexed hereto as Schedule 7(c) are the financial operating profit and loss statements for the Branch Operations for the month of November 2002 and year to date ("Financial Statements"). The Financial Statements are true, accurate and complete in all material respects, and fairly present the financial condition and results of operations of the Branch Operations as of the date, and for the periods, covered thereby, substantially in accordance with generally accepted accounting principles, consistently applied. The Financial Statements have been prepared from the books and records of the Company which books and records fairly reflect all transactions to which the Company was and is a part.

         (d) Employment Matters. Set forth on Schedule 7(d) is a true and complete list of all employees of the Company being transferred to JSM, indicating with respect to each employee such employee's job title and the date of commencement of employment of such employee. No employees are covered by written employment agreements except as indicated on the schedule and copies of such agreements or summaries thereof have been provided to JSM. The Company is not in default in any material respect under any such agreement. This Agreement and the transactions contemplated hereby will not result in any obligation on the part of the Company to pay any employees severance pay, termination, retention or other benefits. The Company has filed all unemployment compensation returns required to be filed by the Company with respect to Transferred Personnel, and all taxes shown on such unemployment compensation tax returns have been properly and accurately determined, have been accrued to the extent that such taxes are not yet due, and have been paid to the extent that such taxes are due. The Company has paid all payroll withholding or other taxes due or payable in connection with the Transferred Personnel.

         (e) Compliance with laws. The operations of the Company have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, regulatory authorities and of all states, municipalities and other political subdivisions and agencies thereof, haying jurisdiction over the Company, including, without limitations of the Company, antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety and pension matters, except for violations which could not reasonably be expected to have a material adverse effect on the business, assets or properties of the Company. Except as set forth on Schedule 7(e) hereof, during the last twelve (12) months, the Company has not received any notification of any asserted present or past failure by the Company to comply with such laws, rules or regulations.

         (f) SEC and NASD Matters. The Company is registered with the SEC and is a member in good standing with the NASD. The Company is registered with those States listed on the attached Schedule 7(f) to conduct business as a broker/dealer. The Company has authority, is in compliance under the NASD constitution and rules, and is currently registered and approved to conduct a securities business. Except as set forth on Schedule 7(f), there are no past, pending or threatened proceedings involving the SEC, the NASD or any state regulatory authority which may impair the ability of the Company to conduct business as a broker/dealer. To the best knowledge of the Seller, the Company is not in violation of the applicable provisions of the Securities Exchange Act or the general rules and regulations thereunder or the By-Laws and rules of the NASD. Except as otherwise disclosed in this Agreement or in any Exhibit or Schedule hereto, the Company is not the subject of any currently pending or threatened material customer complaint, inquiry, formal or official investigation, or disciplinary proceeding undertaken by the NASD concerning the Company, or any of its officers, directors, registered principals or registered representatives of which the Company or its agents have knowledge. There are no special restrictions or limitations imposed by the NASD or the SEC on the Company relating to the manner in which the Company conducts its business as a broker-dealer. As of the Effective Date, there will be no fees or assessments owed to the SEC, NASD, any state where the Company is registered, or to SIPC, other than those regular fees or assessments incurred in the ordinary course of business.

         (g) Actions and Proceedings. There are no outstanding orders, charges, directives, writs, injunctions or decrees of any court, administrative agency, governmental or other regulatory body or arbitration tribunal against, or affecting, the Company or any of its property or assets which would have a material adverse effect on the operations, assets, properties, results or condition (financial or otherwise) of the Branch Operations.

(h) Leases and Leaseholds. Copies of Leases for the Leaseholds have been delivered by the Company to JSM which leases are in full force and effect and there are no defaults existing thereunder.
                  .
(i) Employee Benefit Plans. The Company has delivered to JSM copies of all Employee Benefit Plans in which any of the Transferred Personnel was or would have been eligible to participate. As used herein, "Employee Benefit Plan" means any pension, profit-sharing, retirement, deferred compensation, bonus, stock purchase, stock option, severance, hospitalization, medical insurance, life insurance, medical and dental insurance, fringe benefit, vacation policy, permissible leave policy or other employee benefit plan, agreement, arrangement or understanding.

(j) Insurance. Schedule 7(j) contains a complete and correct list of all insurance policies carried by, or covering, the Company with respect to its business and the Branch Operations, together with, in respect of each such policy, the name of the insurance carrier, the policy number, the risk insured against, the limits of coverage, the policy term and the expiration date thereof. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner.

(k) Third Party Consents. Except with respect to the consent of the NASD, there are no consents, waivers, authorizations or approvals of any governmental or securities regulatory authority, or of any other person, that are required in connection with the execution and delivery of this Agreement or the performance by the parties of their respective obligations hereunder.

(l) Survival. All of the representations contained in this Section 7 shall survive for a period of eighteen months following the Effective Date.

8.  Representations  of  JSM.  JSM  makes  the  following   representations  and
warranties that shall be true and accurate on the Effective Date:

         (a) Authority. JSM has full power and authority to execute and deliver this Agreement and all agreements, documents and instruments specified in it, and to perform its obligations under this Agreement and under such instruments and documents.

         (b) Authorization. Neither the execution, delivery or performance of this Agreement by JSM, nor the consummation of the transactions contemplated herein, will result in a breach or violation of, or default under, or conflict with, any law, rule, regulation, judgment, order, decree, mortgage, agreement, indenture, instrument or arrangement applicable to JSM.

         (c) Binding Obligation. This Agreement and the other agreements, documents and instruments specified herein to be executed and delivered at the Closing constitute legal, valid and binding obligations of JSM, enforceable against JSM in accordance with their respective terms.

         (d) Approval of Transaction. Except for the consent of the NASD, no consent, approval, authorization, license, permit or other action by, and no filing or registration with any governmental or regulatory authority is required for the execution and delivery of this Agreement by the JSM, or for the consummation by the JSM of the transactions contemplated by this Agreement.

         (e) Claims and Litigation. No actions, suits, claims, litigation, arbitration proceedings, administrative proceedings or investigations are pending or threatened against JSM which could adversely affect the consummation of this transaction.

         (f) Transfer Shares. The Transfer Shares, when issued, will be free and clear of all liens, security interests, claims and encumbrances whatsoever, and upon delivery to the Company, at the Effective Date, of the certificates representing the Transfer Shares, duly endorsed for transfer to the Company, the Company shall be the lawful owner of the Transfer Shares, free and clear of all liens, security interests, claims and encumbrances whatsoever. The Transfer Shares represent 19.9% of the outstanding shares of capital stock of the Company as at the Effective Date.
              Schedule 8 (f) sets forth the capitalization, ownership, outstanding options, warrants or similar share rights, and corporate chart showing all subsidiaries and affiliates of JSM.

         (g) Survival. All of the representations contained in this Section 8 shall survive for a period of eighteen months following the Effective Date.

 9.  Indemnification.

         (a) Except as otherwise provided herein below, JSM shall indemnify and hold harmless the Company and its respective affiliates, officers, directors, shareholders, employees and controlling persons and the Company shall indemnify and hold harmless JSM and its respective affiliates, officers, directors, shareholders employees and controlling persons (the indemnifying party in each case being referred to as the "Indemnifying Party" and the indemnified party in each case being referred to as the "Indemnified Party"), against and in respect of any claim, damage, loss liability award, cost or expense resulting from any claims actions suits arbitrations, proceedings, demands, judgments, costs or expenses (including reasonable legal expenses) arising from or incurred in connection with any of the following:

(i) Any unauthorized actions, violations of securities laws, rules or regulations; breach by the Indemnifying party of supervisory or compliance procedures and manuals; misconduct by the Indemnifying Party (or by any other person employed at or associated with a branch office of the respective party); or any other activity of the Indemnifying Party, or by any other person employed at or associated with either the main office or a branch office of such Indemnifying Party, as the case may be, or otherwise resulting from the operation of the main office or the branch office, as the case may be;
         (ii)     Investigations incident to the forgoing;
         (iii) Any negligent act or omission of the Indemnifying Party (and any negligent act or omission by any other person employed at or associated with the main office or a branch office of such party) or otherwise resulting from the operation of the main office or the branch office, as the case may be;
         (iv) With respect to JSM, any and all obligations with respect to operation of the Branch Operations from and after the Effective Date.
         (v) With respect to the Company, any and all obligations with respect to operation of the Branch Operations prior to the Effective Date.

         (b) Except as may be provided below, each party shall indemnify and hold harmless the other party for any misrepresentation, omission, or breach of any agreement, representation, covenant term or condition on the part of the other party to be performed fulfilled or complied with under this agreement or any other document furnished by one to the other.

         (c) The Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, arbitration, action or proceeding in respect of which any liability could be asserted against the Indemnified Party, unless such settlement, compromise or consent includes an unconditional general release of the Indemnified Party from all liability arising out of such claim or proceeding.

         (d) Promptly after receipt by an Indemnifying Party of notice of the commencement of any action, the Indemnifying Party will, if a claim is made against the Indemnified Party, notify the Indemnified Party. In case any action is brought against an Indemnified Party, the Indemnified Party will be entitled to participate therein and assume the defense thereof with counsel reasonably satisfactory to the Indemnifying Party; provided, however, the where the claims would exceed $150,000, the Indemnifying Party shall have the right to appoint qualified legal counsel reasonably acceptable to the Indemnified Party to defend the matter.

         (e) In the event an Indemnifying Party fails to defend any action described herein, the Indemnified Party shall have the right to assume such defense, retain counsel and settle or dispose of such matter in its sole discretion, and the Indemnifying Party shall be responsible for the payment of any settlement, award or the like in addition to the costs and attorney's fees incurred in connection with the defense.

10. IC Agreement Term. The Term of the IC Agreement shall be and is hereby amended as follows:
(a) Section 2 of the IC Agreement shall be read to provide that the initial term is reduced from three (3) years to eighteen (18) months.

(b) Sections 19 f. (ii) and (iii) of the IC Agreement shall be read to provide any Change in Control as defined in the Employment Agreement shall not be deemed, or in any be grounds for, an event of default.

(c) Section 19 f. (iii) of the IC Agreement shall be read to provide that resignation or voluntary termination by the Independent Contractor under Sections 5 (a) (2) and 6 (c) of the Employment Agreement shall not be deemed, or be grounds for, an event of default.

(d) Section 19 g. is hereby deleted in its entirety. and amended to provide that, additionally, the Independent Contractor can terminate the IC Agreement in the event of the insolvency or bankruptcy of the Company or a material adverse change in the business prospects of the Company which could reasonably and imminently jeopardize the ability of the Company to continue in business.

11. Issuance of Warrant. In consideration of JSM's agreement to acquire the Branch Operations and to enter into the IC Agreement, on the date hereof the Company shall issue to JSM the Warrant described in Schedule C.

12. Miscellaneous.

         (a) Entire Agreement. This Agreement (together with the Schedules and Exhibits hereto and the IC Agreement) contains, and is intended as a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, and, except as provided herein, supersedes any previous agreements and understandings between the parties with respect to those matters. This Agreement is designed to amend and supplement the IC Agreement which shall remain in full force and effect in accordance with its terms.

         (b) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its principles of conflicts of law.

         (c) Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         (d) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by registered mail, return receipt requested, sent by recognized overnight delivery service or, to the extent receipt is confirmed, by facsimile, telefax, or other electronic transmission service, to the parties at their respective addresses set forth in the preamble to this Agreement.

         (e) Amendment and Waiver. No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another party with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision. Any waiver must be in writing.

         (f) Assignment and Binding Effect. Neither party hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party; provided that, consistent with the terms of the IC Agreement, the Independent Contractor may assign any of his rights and duties hereunder to JSM if it is legally permissible to do so. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective heirs, personal representatives, successors and permitted assigns of the parties.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and each party thereto may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

           (h) Expenses. Each of the parties hereto shall bear its own expenses relating to the transactions contemplated hereby.

           (i) Further Assurances. Each party covenants that it will execute such additional documents and take such additional actions as may be reasonably requested by any other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement and the transactions related hereto, and that it will promptly take all commercially reasonable efforts to obtain all licenses and approvals required to consummate the transactions contemplated hereby.

          (j) Arbitration. Any controversy, claim or counterclaim arising out of or in connection with this Agreement, whether in contract, in tort or asserting rights created by Federal or state statues or otherwise, shall be governed by the Code of Arbitration Procedure of the NASD. Arbitration shall be conducted in Atlanta, Georgia in accordance with the Rules of the NASD, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators may grant any remedy or relief that they deem just and equitable including, but not limited to, specific performance of a contract. Each party irrevocably consents to subject matter and personal jurisdiction before the NASD. The parties covenant that under no conditions will any of them file any action at law against any other party or bring any claim in any forum other than before the NASD; provided, however, that all parties hereto consent to the jurisdiction of any court of competent jurisdiction to obtain any preliminary relief, such as a restraining order, injunction, or any other immediate relief sought, pending the determination of the arbitration proceeding.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

JSM CAPITAL HOLDING CORP.           VFINANCE INVESTMENTS, INC.

BY:_____________________________    By:___________________________



INDEPENDENT CONTRACTOR


-----------------------------
John S. Matthews, Individually